UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                      Washington, DC 20549


                            FORM 8-K


                         CURRENT REPORT


  Pursuant to Section 13 or 15(d) of the Securities Act of 1934




          Date of Event Requiring Report: March 5, 1998


                      HYTK INDUSTRIES, INC.

     (Exact Name of Registrant as Specified in its Charter)


          0-17371                            88-0182808

     (Commission File Number)                (IRS Employer
                                         Identification Number)


                             NEVADA

 (State or Other Jurisdiction of Incorporation or Organization)



   2133 EAST 9400 SOUTH, SUITE 151, SALT LAKE CITY, UTAH 84093

            (Address of Principal Executive Offices)


                         (801) 944-0701

      (Registrant's Telephone Number, Including Area Code)



  (Former Name or Former Address, if changed since last report)

Item 1.   Changes in Control of Registrant



     On March 5, 1998, HYTK Industries, Inc. (the "Company") and Park Street entered into a Financial Consulting Agreement (the "Agreement"), whereby Park Street was to provide the Company with consulting services. As compensation for the consulting services, the Company issued Park Street 2,000,000 restricted shares of the Company's Common Stock. These shares issued in addition to shares currently owned gives Park Street 2,002,565 (97.6%) of the issued and outstanding shares of the Company. See Exhibit "A" - Financial Consulting Agreement.

     The following table describes the change in control:


    SHAREHOLDER NAME      NUMBER OF    PERCENTAGE    PERCENTAGE
                           SHARES      OF SHARES     OF SHARES
                            OWNED     OWNED BEFORE  OWNED AFTER
                                         ABOVE         ABOVE
                                        ISSUANCE      ISSUANCE

David Michael              11,539        22.1%          .01%
Irrevocable Trust

Alexander W. Senkovski     11,539        22.1%          .01%
Irrevocable Trust

Gordon E. Beckstead         5,373        10.3%         .003%

Park Street               2,002,565       4.9%         97.6%
Investments, Inc.

                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  7/13/98               HYTK INDUSTRIES, INC.

                              By:  /s/ Ken Kurtz, President